UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

D.R. Horton, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

DHI Mortgage Company, Ltd. (“DHI Mortgage”), a subsidiary of D.R. Horton, Inc., entered into a sale and repurchase agreement governed by the Master Repurchase Agreement (the “Repurchase Facility”), dated March 27, 2008 and effective March 28, 2008, between and among DHI Mortgage, U.S. Bank National Association, as Administrative Agent and representative of itself as a Buyer and the other Buyers (the “Administrative Agent” and sometimes “U.S. Bank”), JPMorgan Chase Bank, National Association, as Syndication Agent and as a Buyer (as a Buyer, sometimes “JPM”, and in its capacity as Syndication Agent, “Syndication Agent”), and the other Buyers, as defined in Section 1.2. of the Repurchase Facility.

The primary purpose of the Repurchase Facility is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to Buyers against the transfer of funds by Buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein, including the Custody Agreement dated March 27, 2008 and effective March 28, 2008 by and between DHI Mortgage and U.S. Bank (the “Custody Agreement”). The Repurchase Facility has a maximum aggregate commitment amount of $275 million subject to an accordion feature that could increase the maximum aggregate commitment amount to $500 million based on the Syndication Agent obtaining increased committed sums from existing Buyers, new commitments from prospective buyers, or a combination of both. Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee their homebuilding debt.

DHI Mortgage effectively pays interest on each advance under the Repurchase Facility at a per annum rate of either (i) U.S. Bank’s prime rate, (ii) one month Eurodollar floating daily rate plus the pricing rate in the Repurchase Facility based on the loan type (the “Pricing Rate”), or (iii) the Pricing Rate plus 0.20% with 100% reserve-adjusted compensating balances. The Repurchase Facility term is through the earlier of (i) March 26, 2009, or (ii) the date when the buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any Governmental Authority or by operation of law. The Repurchase Facility is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01 and the Custody Agreement is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

The Repurchase Facility effectively replaces DHI Mortgage’s warehouse loan facility which is governed by the Second Amended and Restated Credit Agreement and Second Amended and Restated Pledge and Security Agreement (the “Mortgage Warehouse Facility”) dated April 7, 2006, as amended on September 22, 2006 and March 30, 2007. The Mortgage Warehouse Facility matured in accordance with its maturity term and the other terms and conditions contained therein on March 28, 2008.

Item 1.02.	Termination of a Material Definitive Agreement.

DHI Mortgage and CH Funding, LLC (“CH Funding”), subsidiaries of D.R. Horton, Inc., have terminated the commercial paper conduit facility which was governed by the Second Amended and Restated Loan Agreement (the “CP Facility”) dated June 30, 2006, as amended on December 13, 2006 and June 29, 2007. DHI Mortgage believes that the Repurchase Facility will provide sufficient liquidity for its mortgage operations. Therefore the CP Facility was voluntarily terminated by agreement of the parties thereto effective April 1, 2008. The CP Facility had a maturity of June 27, 2009, subject to its annual renewal of the 364-day backup liquidity feature which would have matured on June 27, 2008. The CP Facility provided $600 million in capacity and at its termination had no amount outstanding.

The other parties to the CP Facility were Atlantic Asset Securitization LLC, an issuer, La Fayette Asset Securitization LLC, an issuer, Falcon Asset Securitization Company LLC, an issuer, Barton Capital LLC, an issuer, Liberty Street Funding Corp., an issuer, Charta, LLC, an issuer, YC Susi Trust, an issuer, Calyon New York Branch, the administrative agent, a bank and a managing agent, JPMorgan Chase Bank, N.A., a bank and a managing agent, Bank of America, N.A., a bank and a managing agent, Citibank, N.A., a bank, Citicorp North America, Inc., a managing agent, The Bank of Nova Scotia, a bank and a managing agent, Societe Generale, a bank and a managing agent, Lloyds TSB Bank PLC, a bank, DHI Mortgage, the servicer and the seller, and U.S. Bank National Association, the collateral agent.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Master Repurchase Agreement, dated March 27, 2008, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as administrative agent and a buyer, JP Morgan Chase Bank, National Association, as syndication agent, J.P. Morgan Securities, Inc., as lead arranger and sole bookrunner, and the other parties listed thereto.

10.2	Custody Agreement, dated March 27, 2008, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as administrative agent and representative of certain buyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: April 3, 2008

By: /s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Master Repurchase Agreement, dated March 27, 2008, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as administrative agent and a buyer, JP Morgan Chase Bank, National Association, as syndication agent, J.P. Morgan Securities, Inc., as lead arranger and sole bookrunner, and the other parties listed thereto.
10.2	Custody Agreement, dated March 27, 2008, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as administrative agent and representative of certain buyers.